SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) July 20, 2006

E. I. du Pont de Nemours and Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware   19898
(Address of principal executive offices)

Registrant’s telephone number, including area code:   (302) 774-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.               Entry into a Material Definitive Agreement

               On July 17, 2006, the Company’s Board of Benefits and Pension amended and adopted the Rules for Lump Sum Payments (Rules).  Additionally, the DuPont Pension Restoration Plan (Restoration Plan) was restated.  These actions were taken in order to comply with the requirements of Section 409A of the Internal Revenue Code of 1986.

               The Restoration Plan is a nonqualified pension plan that restores those benefits that cannot be paid by the DuPont Pension and Retirement Plan (Qualified Pension Plan) as a result of Internal Revenue Service limits on compensation and benefits applicable to qualified pension plans.  The purpose of the Restoration Plan is to provide the participant with retirement income through the combination of his or her benefits from the Restoration Plan and the Qualified Pension Plan equal to the benefits that the participant would have received from the Qualified Pension Plan if such Internal Revenue Service limits did not exist.

               The amended Rules, effective January 1, 2007, reflect changes regarding the form and timing of distributions.  The mortality tables and interest rates used to determine lump sum payments have also been updated.  A copy of the restated Pension Restoration Plan and the Rules for Lump Sum Payments are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.               Financial Statements and Exhibits.

(d)  Exhibits

99.1	Company’s Pension Restoration Plan, restated July 17, 2006.
99.2	Company’s Rules for Lump Sum Payments, adopted July 17, 2006.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ D. B. Smith
D. B. Smith
Vice President & Controller

July 20, 2006